EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the inclusion in the Registration Statement on Form 10-SB of our report, dated March 16, 2001, on our audit of the financial statements of NewCom International, Inc., formerly Phileo Management Company, Inc., as of December 31, 2000 and for each of the years in the two-year period then ended, and for the period from inception, September 12, 1996 through December 31, 2000.



/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP
Irvine, California
November 12, 2001